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                                                                    EXHIBIT 23.2

                               AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of CFI ProServices, Inc. on Form S-3 of our report dated May 31, 1996 (relating to the financial statements of MicroBilt Financial Products Division), appearing in the CFI ProServices, Inc. Form 8-K/A-1 dated April 1, 1996 and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 2, 1996